UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2016 (December 13, 2016)

CĪON Investment Corporation
 (Exact Name of Registrant as Specified in Charter)

Maryland	000-54755	45-3058280
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3 Park Avenue, 36th Floor New York, New York 10016
(Address of Principal Executive Offices)

(212) 418-4700
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On December 14, 2016, CĪON Investment Corporation ("CĪON") entered into a third amended and restated expense support and conditional reimbursement agreement (the "Third Expense Support Agreement") with CION Investment Group, LLC (formerly, ICON Investment Group, LLC) ("CIG") and Apollo Investment Management, L.P. ("AIM") for purposes of extending the termination date from December 31, 2016 to December 31, 2017.  No other material terms have been amended in connection with the Third Expense Support Agreement.

The foregoing description of the Third Expense Support Agreement is a summary only and is qualified in all respects by the provisions of the Third Expense Support Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 2.02. Results of Operations and Financial Condition.

On December 13, 2016, the board of directors of CĪON declared five weekly cash distributions of $0.014067 per share each.  Each distribution will be paid on February 1, 2017, to shareholders of record on January 3, January 10, January 17, January 24, and January 31, 2017. A copy of the press release announcing the foregoing is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NUMBER	DESCRIPTION
10.1	Third Amended and Restated Expense Support and Conditional Reimbursement Agreement, dated December 14, 2016, by and among CĪON Investment Corporation, Apollo Investment Management, L.P. and CION Investment Group, LLC.
99.1	Press Release dated December 14, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CĪON Investment Corporation
Date:	December 14, 2016	By: /s/ Michael A. Reisner
Co-President and Co-Chief Executive Officer

EXHIBIT LIST

EXHIBIT NUMBER	DESCRIPTION
10.1	Third Amended and Restated Expense Support and Conditional Reimbursement Agreement, dated December 14, 2016, by and among CĪON Investment Corporation, Apollo Investment Management, L.P. and CION Investment Group, LLC.
99.1	Press Release dated December 14, 2016.